Exhibit 99.4

MMMMMMMMMMMM IMPORTANT SPECIAL MEETING INFORMATION MMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext C123456789 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. If no electronic voting, delete QR code and control # ∆≈ Online Go to www.investorvote.com/NCBS or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/NCBS Special Meeting Proxy Card 1234 5678 9012 345 q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q + A Proposals — The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2. Merger Agreement and Share Issuance – To approve and adopt the Agreement and Plan of Merger dated June 22, 2021 (as the same may from time to time be amended), between Nicolet Bankshares, Inc. (“Nicolet”), and County Bancorp, Inc. (“County”), pursuant to which County will merge with and into Nicolet, including the issuance of up to 2,452,665 shares of Nicolet common stock (which amount is subject to increase if Nicolet elects to increase the exchange ratio to avoid termination of the merger agreement under certain circumstances), as more fully described in the Proxy Materials. ForAgainst Abstain Adjournment - To approve the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies to approve the merger agreement and the transactions contemplated by the merger agreement. ForAgainst Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box.Signature 2 — Please keep signature within the box. C 1234567890J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND 1 U P X 5 1 3 5 6 8 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/NCBS q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy - Nicolet Bankshares, Inc. This proxy is solicited by the Board of Directors of Nicolet Bankshares, Inc. for the Special Meeting of Shareholders to be held on Tuesday, October 5, 2021 at 9:45 a.m. The undersigned hereby appoints Robert B. Atwell and Michael E. Daniels, or either of them as Proxies, each with the power to appoint his substitute, and hereby authorizes them or either of them to represent and to vote, as designated on the reverse side, all of the common stock of Nicolet Bankshares, Inc. (the “Company”), which the undersigned would be entitled to vote if personally present at the Special Meeting of Shareholders to be held at 9:45 a.m., on October 5, 2021 at Nicolet’s Corporate office, 111 N Washington St, Green Bay, WI 54301, and at any adjournments of the Special Meeting, upon the proposals described in the accompanying Notice of Special Meeting and joint proxy statement – prospectus relating to the Special Meeting (collectively, the “Proxy Materials”). When this proxy is properly executed and not revoked, the shares it represents will be voted at the Special Meeting in accordance with choices specified on the reverse side and in the discretion of the proxy holders on all other matters properly coming before the Special Meeting. If no choice is specified, this proxy will be voted FOR Proposal 1 and FOR Proposal 2. The Board of Directors recommends a vote FOR Proposal 1 and FOR Proposal 2. (Be sure to Complete reverse side) PLEASE RETURN PROXY AS SOON AS POSSIBLE C Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. +